                                                                 EXHIBIT (2)B.

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           PALISADE SAVINGS BANK, FSB

                             PSB INTERIM BANK, FSB

                                      AND

                              UJB FINANCIAL CORP.

                                  May 19, 1994

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 19th day of May, 1994, by and among UJB Financial Corp., a New Jersey corporation ("Purchaser"), PSB Interim Bank, FSB, a to be formed federally-chartered interim stock savings association subsidiary of Purchaser ("Subsidiary"), and Palisade Savings Bank, FSB, a federally chartered stock savings bank ("PSB"). Subsidiary and PSB are sometimes referred to herein as the "Constituent Corporations."

                              W I T N E S S E T H:

          WHEREAS, the parties desire that PSB be acquired by Purchaser through the merger of Subsidiary with and into PSB (the "Merger") upon the terms and conditions contained herein and in accordance with all applicable laws. The Board of Directors of PSB deems the Merger advisable and in the best interests of PSB and its stockholder and has adopted a resolution approving this Agreement and directing that this Agreement be submitted for consideration at a meeting of PSB's stockholder. The Board of Directors of Purchaser has adopted resolutions approving this Agreement, and, as provided herein, Purchaser as the sole stockholder of Subsidiary after its formation, will approve this Agreement.

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying the Merger into effect, the manner of converting the shares of Subsidiary into shares of the Resulting Bank and the shares of PSB Common into cash, and such other details and provisions as are deemed desirable in connection with the Merger, the parties, intending to be bound, hereby agree as follows:

                                  DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth:

     The term "Acquisition Event" is defined in Section 7(b)(xii).

     The term "Agreement" is defined in the Preamble.

     The term "Articles of Combination" is defined in Section 1(b).

     The term "Benefit Plans" is defined in Section 6(n)(i).

     The term "By-laws" is defined in Section 2(c).

     The term "CERCLA" is defined in Section 6(p)(i).

     The term "Change in Control Benefit" is defined in Section 6(n)(i).

     The term "Charter" is defined in Section 2(c).

     The term "Closing" is defined in Section 1(b).

     The term "Closing Date" is defined in Section 1(b).

     The term "Code" is defined in Section 6(e).

     The term "Effective Date" is defined in Section 1(b).

     The term "Environmental Laws" is defined in Section 6(p)(i).

     The term "Environmental Permits" is defined in Section 6(p)(i).

     The term "ERISA" is defined in Section 6(n)(i).

     The term "Federal Reserve Board" is defined in Section 5(b).

     The term "Former Property" is defined in Section 6(p)(iii).

     The term "GAAP" is defined in Section 6(d).

     The term "Hazardous Substances" is defined in Section 6(p)(iii).

     The term "HOLA" is defined in Section 1(a).

     The term "Incorporation Document" is defined in Section 6(b).

     The term "IRS" is defined in Section 6(e).

     The term "Joint Venture" is defined in Section 6(c).

     The term "Loan Property" is defined in Section 6(p)(iii).

     The term "Material Contract" is defined in Section 6(f).

     The term "Merger" is defined in the Preamble.

     The term "Merger Consideration" is defined in Section 3(a).

     The term "OTS" is defined in Section 1(b).

     The term "Participation Facility" is defined in Section 6(p)(iii).

     The term "PBGC" is defined in Section 6(n)(v).

     The term "Post-Signing Disclosure List" is defined in Section 8(a).

     The term "Present Property" is defined in Section 6(p)(iii).

     The term "PSB" is defined in the Preamble.

     The term "PSB Certificates" is defined in Section 3(c).

     The term "PSB Common" is defined in Section 3(a).

     The term "PSB Employees" is defined in Section 8(e)(ii).

     The term "PSB Financial Statements" is defined in Section 6(d).

     The term "PSB Managers and Affiliates" is defined in Section 6(w).

     The term "PSB Pension Plan" is defined in Section 6(n)(iv).

     The term "PSB Reports" is defined in Section 6(l).

     The term "PSB Subsidiary" is defined in Section 6(c).

     The term "Purchaser" is defined in the Preamble.

     The term "Purchaser Plans" is defined in Section 8(e)(ii).

     The term "Purchaser Subsidiary" is defined in Section 8(e)(ii).

     The term "REO" is defined in Section 6(p).

     The term "Required Consents" is defined in Section 5(b).

     The term "Resulting Bank" is defined in Section 1(a).

     The term "Returns" is defined in Section 6(e).

     The term "Sole Stockholder" is defined in Section 3(a).

     The term "Subsidiary" is defined in the Preamble.

     The term "Taxes" is defined in Section 6(e).

     The term "Termination Fee" is defined in Section 7(b)(xii).

     The term "Transaction" is defined in Section 7(b)(xii).

     1.   The Transaction.
          ---------------

          (a)  Merger.  Upon the terms and subject to the conditions contained
               ------
in this Agreement, at the Effective Date Subsidiary will be merged with and into PSB pursuant to and in accordance with the provisions of, and with the effect provided in, the Home Owners' Loan Act, as amended ("HOLA"). (PSB as the resulting savings association being hereinafter sometimes referred to as the "Resulting Bank").

          (b)  Closing; Closing Date; Effective Date.  The closing of the Merger
               -------------------------------------
(the "Closing" shall take place at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois (unless a different place shall be agreed to by the parties hereto), at such time as shall be fixed by mutual agreement of Purchaser and PSB as promptly as practicable, but in no event later than the fifth business day, following the latest of: (i) the date of receipt of the last of the Required Consents and the expiration of any waiting period required by statute or incorporated into such Required Consents;
(ii) the date of approval of the Merger of the Sole Stockholder; and (iii) if the transactions contemplated by this Agreement are being contested in any material, valid legal proceeding by a third party, the date that such proceeding has been brought to a conclusion favorable, in the reasonable judgment of Purchaser and PSB, to the consummation of the transactions contemplated herein or such prior date as Purchaser and PSB shall elect, whether or not such proceeding has been brought to a conclusion. (Such date of the Closing is sometimes referred to herein as the "Closing Date"). At the Closing, the parties will exchange the schedules, certificates, opinions and other documents called for by this Agreement for the purpose of determining whether the conditions precedent to the obligations of the parties set forth in Sections 11, 12 and 13 herein have been satisfied or waived. After all such conditions have been satisfied or waived, the Constituent Corporations shall execute, acknowledge and file on the Closing Date in accordance with applicable regulations of the Office of Thrift Supervision of the Department of the Treasury (the "OTS"), the articles of combination in a form which complies with Applicable Laws and this Agreement (the "Articles of Combination"). The date on which the Merger becomes effective shall be the close of business on the date specified in the endorsement of the Articles of Combination by the Secretary of the OTS and shall be referred to herein as the "Effective Date". The parties hereto agree to use their respective best efforts to cause the Effective Date and the Closing Date to occur on the same calendar day.

     2.  Effect of the Merger.
         --------------------

          (a)  Transfer of Assets and Liabilities.  On the Effective Date,
               ----------------------------------
Subsidiary and PSB shall become a single federally-chartered savings association by the merging of Subsidiary with and into PSB. Upon the consummation of the Merger, the separate corporate existence of Subsidiary shall cease as a consequence of being merged into and continued in PSB as the Resulting Bank, and the charter and by-laws of Subsidiary shall be deemed cancelled. On and after the Effective Date, the Resulting Bank, operating under the charter and by-laws of PSB, shall have, without transfer, all the property (whether real, personal or mixed), rights, powers and other assets (whether tangible or intangible) of Subsidiary, and shall be subject to and liable for all debts, liabilities, duties and other obligations of Subsidiary in the same manner as if the Resulting Bank had itself incurred them. All the rights, franchises and interests of Subsidiary in and to every species of property (real, personal and mixed) and chooses in action thereunto belonging shall be deemed to be transferred to and vested in the Resulting Bank without any deed or other transfer, and the Resulting Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee and receiver and in every other fiduciary capacity, in the same manner and to the same extent as were held and enjoyed by Subsidiary immediately prior to the Merger.

          (b)  Accountholders' Liquidation Account.  Upon the Effective Date,
               -----------------------------------
each accountholder of PSB shall receive, without payment, a withdrawable account or accounts in the Resulting Bank equal in withdrawal value to the account or accounts held in PSB on such date, featuring the same rate, maturity and other terms. At the Effective Date, the Resulting Bank shall establish on its books a liquidation account for the benefit of certain savings accountholders of PSB who become accountholders of the Resulting Bank as a result of the Merger and thereafter retain their accounts in the Resulting Bank in accordance with applicable OTS regulations. Any reference to PSB in any writing, whether executed or taking effect before or after the Merger, shall be deemed a reference to the Resulting Bank if not inconsistent with the other provisions of such writing.

          (c)  Charter and By-laws.  The charter of PSB as in effect immediately
               -------------------
prior to the Merger shall be the charter of the Resulting Bank (the "Charter"). The by-laws of PSB in effect immediately prior to the Merger shall be the by-laws of the Resulting Bank (the "By-laws").

          (d)  Name and Place of Business.  The business of the Resulting Bank
               --------------------------
shall be that of a federally-chartered savings association. At the Effective Date, the main and branch offices of PSB which were in operation immediately prior to the Effective Date or whose establishment has been approved before the Effective Date shall be retained and operated or established and operated as branches of the Resulting Bank.

          (e)  Board of Directors.  As of the Effective Date, the Board of
               ------------------
Directors of the Resulting Bank will consist of those directors of PSB immediately prior to the Effective Date and certain other persons listed on an exhibit to the Articles of Combination, which persons shall constitute the Board of Directors of the Resulting Bank until the next annual meeting of its stockholders or until such time as their respective successors have been elected or qualified. The directors of the Resulting Bank shall hold office subject to the provisions of HOLA and the applicable regulations promulgated thereunder, and the Charter and By-laws.

          (f)  Officers.  As of the Effective Date, the officers of PSB
               --------
immediately prior to the Effective Date and those persons listed on an exhibit to the Articles of Combination shall constitute the officers of the Resulting Bank until such time as their respective successors have been elected and qualified. The officers of the Resulting Bank shall hold office subject to the Charter and By-laws.

     3.   Conversion of Shares Upon the Merger.
          ------------------------------------

          (a)  Merger Consideration.  On the Effective Date, all shares of the
               --------------------
Common Stock, $.01 par value, of PSB ("PSB Common") held by U.S. Thrift Opportunity Partners, Limited Partnership, a Delaware limited partnership and the sole stockholder of PSB (the "Sole Stockholder"), on the date hereof shall, without further action, cease to be issued and outstanding PSB Common and shall become and be converted into a right to receive cash in an aggregate amount equal to the sum of (i) Forty Two Million One Hundred Thousand Dollars ($42,100,000), plus (ii) the product of Eight Thousand Dollars ($8,000) times
               ----
the number of days, if any, in the period which commences (and includes) October 1, 1994 and ends on (and includes) the Effective Date (the "Merger Consideration"). At the Effective Date, all other shares of PSB Common, if any, shall be cancelled and retired and no cash or other consideration shall be paid or payable or delivered under this Agreement in exchange for such PSB Common.

          (b)  Conversion of the Stock of Subsidiary.  On the Effective Date,
               -------------------------------------
all shares of common stock, $.01 par value per share, of Subsidiary issued and outstanding immediately prior to the Effective Date shall be converted into one hundred (100) validly issued, fully paid and nonassessable shares of common stock, $.01 par value per share, of the Resulting Bank. The certificate(s) which formerly represented the outstanding shares of Subsidiary common stock shall, from and after the Effective Date, represent, and for all purposes be evidence of ownership of, the number of shares of common stock of the Resulting Bank set forth above in the immediately preceding sentence.

          (c)  Effect of Conversion of Shares.  From and after the Effective
               ------------------------------
Date and until surrendered for payment, all outstanding stock certificates held by the Sole Stockholder, which prior to the Effective Date represented shares of PSB Common (the "PSB Certificates"), shall be deemed for all purposes to represent in the aggregate solely the right to receive the Merger Consideration.

     4.  Surrender of Certificates and Payment of Merger Consideration.  At or
         -------------------------------------------------------------
prior to Closing the Sole Stockholder shall deliver to Purchaser all PSB Certificates together with any other instruments of transfer that reasonably may be required by Purchaser or, in lieu of one or more PSB Certificates, an appropriate affidavit of loss and an indemnity agreement and/or bond as may be reasonably required in any such case by Purchaser. Provided Purchaser is in receipt of the PSB Certificates and/or other satisfactory documentation as provided above at or prior to the Closing Date and a written request containing all of the necessary information to effectuate a wire transfer no later than one
(1) business day prior to the Closing Date, Purchaser shall make delivery of the Merger Consideration by wire transfer of immediately available funds on the Effective Date to the account designated by the Sole Stockholder. Purchaser shall be under no obligation to deliver the Merger Consideration until the Sole Stockholder has satisfied the conditions set forth in the immediately preceding sentence. From and after the date hereof, there shall be no transfers on the stock transfer books of PSB of any shares of PSB Common. Shares of PSB Common presented to the Purchaser shall be cancelled in exchange for the aggregate Merger Consideration payable with respect thereto as provided in Section 3 above.

     5.   Representations, Warranties and Covenants of Purchaser and Subsidiary.
          ---------------------------------------------------------------------
Purchaser, with respect to matters regarding Purchaser set forth below, and Purchaser and Subsidiary, with respect to matters regarding Subsidiary after the date of its formation, represent and warrant to, and covenant with, PSB that:

          (a)  Organization, Good Standing, Authorization, No Violation, Et
               ------------------------------------------------------------
Cetera.  Purchaser is a corporation duly organized, validly existing and in good
- - ------
standing under the laws of the State of New Jersey. Subsidiary is a federally-chartered interim stock savings association duly organized, validly existing and in good standing under the laws of the United States. All of the shares of any class of capital stock of Subsidiary are owned by Purchaser. Each of Purchaser and Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as now conducted. Except as limited by (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law, the execution and delivery of (A) this Agreement and the consummation of the transactions contemplated hereby by Purchaser and Subsidiary and (B) the Articles of Combination by Subsidiary, have been duly authorized by all necessary corporate action on the part of Purchaser and Subsidiary, as applicable, and this Agreement and the Articles of Combination (assuming due execution of each by PSB) constitute the legal, valid and binding obligations of Purchaser and Subsidiary, as applicable, enforceable against Purchaser and Subsidiary in accordance with their respective terms. The execution and delivery of this Agreement and the Articles of Combination by Purchaser and Subsidiary, as applicable, and the consummation of the transactions contemplated by this Agreement, and the Articles of Combination, will not violate the provisions of, or constitute a breach or default under, the certificate of incorporation or by-laws of Purchaser or Subsidiary, or any material agreement to which Purchaser or Subsidiary is a party or is bound, or any material license, law, order, rule, regulation or judgment applicable to the Purchaser or Subsidiary or to which Purchaser or Subsidiary is a party.

          (b)  Required Consents and Best Efforts.  Purchaser will proceed
               ----------------------------------
diligently and expeditiously after the date hereof to prepare and file (in "draft" form with respect to item (i) below and in final form with respect to items (ii) and (iii) below) applications seeking (i) the required approval of the Merger and related transactions under the Bank Holding Company Act of 1956 by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (ii) the required approval of the Merger and related transactions by the OTS and (iii) any and all other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary or, in the reasonable judgment of Purchaser, advisable to consummate the Merger (the "Required Consents"), and will, no later than six (6) weeks after the date hereof, submit any necessary applications for Required Consents to the Federal Reserve Board, the OTS and any other applicable governmental or regulatory authority. Purchaser further agrees to file an application in final form with the Federal Reserve Board within two (2) weeks of the date it receives comments on the "draft" application. Subject to the conditions set forth in Section 11 hereof, Purchaser will undertake or, to the extent such action is not within the sole power of Purchaser, use its best efforts to cause to be undertaken, each such action as may be necessary to effectuate the Merger and to carry out the provisions of this Agreement and the Articles of Combination.

          (c)  Formation of Subsidiary.  Subject to such conditions or
               -----------------------
restrictions as may be imposed by the OTS, Purchaser shall take all necessary corporate and other action to create and form Subsidiary and cause Subsidiary to enter into, ratify and approve this Agreement and all of the related transactions as soon as practicable after the filing of the applications referred to in Section 5(b) above. Subsidiary shall not conduct any business prior to the Effective Date except as is necessary to consummate the Merger and the other transactions contemplated by this Agreement.

          (d)  Indemnification.  Following the Effective Date and to the full
               ---------------
extent permitted by law, Purchaser agrees to assume the obligation for indemnification now existing in favor of the directors, officers and employees of PSB under 12 C.F.R. Section 545.121 or under the PSB Charter or By-laws with respect to acts or omissions occurring prior to the Effective Date. Purchaser agrees to use its best efforts to maintain or to cause the Resulting Bank to maintain in effect, for not less than five years from the Effective Date, the current policies for directors' and officers' liability insurance maintained by PSB or policies which provide substantially similar coverage.

          (e)  No Adverse Regulatory Knowledge.  Purchaser has no knowledge or
               -------------------------------
reason to believe that it will be unable to obtain all Required Consents for the consummation of the transactions contemplated hereby, including without limitation by reason of Purchaser's failure to meet its obligations under the Community Reinvestment Act, as implemented by applicable governmental authorities.

          (f)  Broker's and Finder's Fee.  Neither Purchaser nor Subsidiary has
               -------------------------
incurred any obligation or liability, contingent or otherwise, for any brokers or finders in respect of the matters provided for in this Agreement and Purchaser agrees to indemnify and hold PSB and its affiliates harmless with respect to any broker's or finder's fees which any person may claim or assert arising from any express or implied agreement or engagement of Purchaser or Subsidiary.

          (g)  Financial Ability.  Purchaser presently has, and at the Effective
               -----------------
Date will have, sufficient funds and capital resources to carry out its obligations under this Agreement.

          (h)  Ability to Perform.  Purchaser will not engage in any business or
               ------------------
other activity or take any action that would cause Purchaser to be unable to perform its obligations under this Agreement.

          (i)  True and Complete Information.  No representation or warranty
               -----------------------------
made by Purchaser or Subsidiary contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, whether heretofore furnished to PSB or hereinafter required to be furnished to PSB, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     6.   Representations, Warranties and Covenants of PSB.  PSB represents and
          ------------------------------------------------
warrants to, and covenants with, Purchaser and Subsidiary that:

          (a)  (i)  Organization, Good Standing.  PSB is a stock savings bank
                    ---------------------------
duly organized, validly existing and in good standing under the laws of the United States. No governmental authority or agency of any jurisdiction has advised PSB in writing that PSB is required to qualify or register to transact business as a foreign corporation in any jurisdiction or initiated any communication respecting the absence of such qualification. PSB is not required to be qualified to transact business in any jurisdiction except jurisdictions where the failure to be so qualified would have a material adverse effect upon PSB. PSB is not qualified to transact business in any jurisdiction. PSB (i) is an insured bank as defined in the Federal Deposit Insurance Act, and (ii) has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in.

               (ii) Capital Stock.  On the date hereof, PSB has authorized,
                    -------------
issued and outstanding capital stock as follows:

 Class of   Par Value  Authorized  Issued   Outstanding  Treasury
  Stock     ---------  ----------  -------  -----------  --------
- - ----------
Common        $.01      100,000    10,000     10,000        0

All of the issued and outstanding shares of PSB Common are duly and validly authorized and issued, fully paid and nonassessable, are owned of record by the Sole Stockholder, and have been issued pursuant to an exemption to the registration requirements of the Securities Act of 1933, as amended. None of the issued and outstanding shares of PSB Common have been issued in violation of any preemptive rights. There are no (nor will there be on the Effective Date) shares of any class of capital stock or equity securities of PSB outstanding (other than the PSB Common) and, except for this Agreement, there are no (nor will there be on the Effective Date) outstanding or existing subscriptions, options, warrants, rights, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance of any shares of any class of capital stock or other equity securities of PSB.

          (b)  Authorization, No Violation, Et Cetera.  Subject only to approval
               --------------------------------------
by the Investment Committee of the Sole Stockholder and of the Sole Stockholder of this Agreement and the Merger, and except as further limited by (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors' rights generally, and (ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law, the execution and delivery of this Agreement, the Articles of Combination and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PSB, and this Agreement and the Articles of Combination (assuming due execution thereof by all parties) constitute the legal, valid and binding obligations of PSB, enforceable against PSB in accordance with their respective terms. PSB has the corporate power to execute, deliver and perform this Agreement and the Articles of Combination. The Board of Directors of PSB (i) has taken all action required by law, the PSB Incorporation Document, the PSB by-laws or otherwise to authorize the execution, delivery and performance of this Agreement and the Articles of Combination, and (ii) in authorizing the execution of this Agreement has determined as of the date hereof to recommend to the Sole Stockholder the approval of this Agreement, the Merger and all related transactions. Except as disclosed on Schedule 6(b) of the PSB Disclosure
                                      -------------
Schedules, none of the execution, delivery and performance of this Agreement or the Articles of Combination by PSB, or the consummation of the transactions contemplated hereby, including the Merger, by PSB upon the terms provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of PSB or any PSB Subsidiary or upon any of the capital stock of PSB or any PSB Subsidiary or constitute an event which could, with the lapse of time, action or inaction by PSB or any PSB Subsidiary or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of: (A) the certificate of incorporation, articles of incorporation, articles of association or similar document (an "Incorporation Document") or the by-laws of PSB or any PSB Subsidiary; (B) any law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority; (C) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or (D) any Material Contract; in each case of clauses (A)-(D) above, to which PSB or any PSB Subsidiary is a party or by which PSB or any PSB Subsidiary or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate, would have a material adverse effect on PSB and the PSB

Subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated hereby.

          (c)  Subsidiaries; Joint Ventures.  Set forth on Schedule 6(c) of the
               ----------------------------                -------------
PSB Disclosure Schedules is a true and correct list of all entities (including, without limitation, corporations, partnerships, joint ventures, and inactive corporations) in which PSB has a 5% or greater direct or indirect equity or ownership interest (other than shares of stock in the Federal Home Loan Bank of New York held by PSB, United States government and agency obligations, FNMA, GNMA and FHLMC mortgage-backed securities held by PSB and equity interests acquired through foreclosure) (each a "PSB Subsidiary and collectively the "PSB Subsidiaries"). Schedule 6(c) shows for each of the PSB Subsidiaries the
                 -------------
following: its date and jurisdiction of incorporation or organization; each other jurisdiction in which it is qualified or licensed to do business; its authorized, issued and outstanding capital stock; other equity securities and other ownership interests; to the knowledge of PSB, the record owners thereof and the percentages owned by each; and, with respect to each PSB Subsidiary which constitutes a real estate development joint venture (a "Joint Venture"), a legal description of the respective real estate parcel or parcels being developed by such Joint Venture. Each of the PSB Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all corporate or partnership power and authority and all licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, except for those the absence of which would not have a material adverse effect upon PSB and the PSB Subsidiaries, taken as a whole. Each of the PSB Subsidiaries is duly qualified to conduct its business and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect upon PSB and such PSB Subsidiary, taken as a whole. To the knowledge of PSB, no governmental authority or agency of any other jurisdiction has advised PSB or any PSB Subsidiary in writing that such PSB Subsidiary is required to qualify or register to transact business as a foreign corporation in such jurisdiction or initiated any correspondence respecting the absence of qualification. All of the issued and outstanding shares of capital stock, other equity securities and other ownership interests of the PSB Subsidiaries owned by PSB or another PSB Subsidiary are duly and validly authorized and issued, are fully paid and nonassessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act of 1933, as amended, or an appropriate exemption from such registration, were not issued in violation of the preemptive rights of any shareholder and are owned by PSB or another PSB Subsidiary, free and clear of all liens, security interests, charges, claims and encumbrances, except as otherwise disclosed on Schedule
                                                                   --------
6(c). Except as otherwise disclosed on Schedule 6(c), there are no
- - ----                                   -------------
shares of any other class of capital stock, other equity securities or other ownership interests of any of the PSB Subsidiaries outstanding and there are no outstanding or existing subscriptions, options, warrants, rights, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock, other equity securities or other ownership interests of any of the PSB Subsidiaries.

          (d)  Financial Statements.  PSB has delivered to Purchaser
               --------------------
consolidated statements of condition of PSB and the PSB Subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1991, 1992 and 1993 (the "PSB Financial Statements"). All such PSB Financial Statements have been examined by KPMG Peat Marwick, independent certified public accountants, whose report thereon is included with such financial statements, except for such financial statements for the fiscal year ended December 31, 1991 which have been examined by Stephen P. Radics & Co., independent certified public accountants, whose report thereon is included with such financial statements. All such PSB Financial Statements have been prepared in conformity in all material respects with generally accepted accounting principles ("GAAP") applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein), and fairly present in all material respects the consolidated financial condition, results of operations and changes in capital accounts, retained earnings and financial position of PSB and the PSB Subsidiaries as of their respective dates and for the periods to which they relate, except for PSB's interim financial statements which are subject to normal year-end adjustments.

          (e)  Taxes and Tax Returns.  (i)  Except as disclosed in Schedule
               ---------------------                               --------
6(e)(i) of the PSB Disclosure Schedule, PSB and each PSB Subsidiary have duly
- - -------
filed all federal, state and local tax information and tax returns, including returns respecting employee income tax withholding, social security and unemployment taxes (the "Returns") required to be filed by any of them (all such returns being accurate and complete in all material respects), and have duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are shown to be due on said Returns or are claimed in writing to be due from any of them or imposed on any of them or their respective properties, assets, income, franchises, licenses, sales or use, by any federal, state, local or foreign taxing authorities (collectively, the "Taxes") on or prior to the date hereof other than Taxes which are being contested in good faith and by appropriate proceedings and as to which PSB and the PSB Subsidiaries either singly or in the aggregate have set aside on their respective books adequate reserves, or which may be attributable to the transactions contemplated hereby. The amounts recorded as reserves for Taxes on gross or net basis, on the December 31, 1993 financial statements, are sufficient in the aggregate for the payment by PSB of all unpaid Taxes (including any interest or penalties thereon) for the period ended December 31, 1993 or for any year or period prior thereto. Except as disclosed in Schedule
                                                                      --------
6(e)(i), (A) there are no material matters, assessments, notices of deficiency,
- - -------
demands, proceedings, audits or disputes pending or, to PSB's knowledge, threatened, or material claims asserted, for Taxes upon PSB or any PSB Subsidiary, (B) neither PSB nor any PSB Subsidiary has been required to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state or local Return or for any period or agreements related to assessment or collection of Taxes, and (C) neither PSB nor any PSB Subsidiary has in effect any power of attorney or authorization to anyone to represent it with respect to any Taxes. PSB has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Internal Revenue Code of 1986 (the "Code")), where PSB was not the common parent of the group. Neither PSB nor any PSB Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than PSB or a PSB

Subsidiary. Neither PSB nor a PSB Subsidiary has filed a consent under Section 341(f) of the Code. PSB has provided to Purchaser or its representatives complete and correct copies of its federal, state and local income tax returns filed on or prior to January 1, 1994 and all examination reports, if any, relating to the audit of such returns by the IRS or other tax authority for each taxable year beginning on or after January 1, 1989.

          (ii)      Except as disclosed in Schedule 6(e)(ii) of the PSB
                                           -----------------
Disclosure Schedules, all monies required to be withheld from employees of PSB and each PSB Subsidiary for income taxes, social security and unemployment insurance taxes or collected from customers or others as sales, use or other taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established.

          (iii) Neither PSB nor any PSB Subsidiary is required to file tax returns with any state other than the State of New Jersey. To PSB's knowledge, neither the Internal Revenue Service ("IRS") nor the State of New Jersey has audited the consolidated federal income tax returns of PSB or the state income return of PSB, as applicable, for any taxable year since 1989. Neither PSB nor any PSB Subsidiary is subject to an audit or review of its tax returns by any state other than the State of New Jersey. To PSB's knowledge, PSB and the PSB Subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder.

          (f)  Material Contracts.  Disclosed in Schedule 6(f) of the PSB
               ------------------                -------------
Disclosure Schedules are all executory leases, licenses, guarantees, contracts, indentures, commitments (other than loan commitments and agreements issued in the normal course of business), and other agreements binding PSB or any PSB Subsidiary or any of their assets involving, or which could reasonably be expected to result in a payment by PSB or any PSB Subsidiary of, $250,000 or more in the aggregate (collectively, the "Material Contracts" and each a "Material Contract"). True copies of such Material Contracts, including all amendments and supplements thereto, have been delivered to Purchaser. Except as disclosed in Schedule 6(f), PSB and each of the PSB Subsidiaries have duly
             -------------
performed all of their respective material obligations thereunder to the extent that such obligations to perform have accrued, and no breach or default thereunder by PSB or any PSB Subsidiary or, to the best knowledge of PSB, any other party thereto has occurred which will impair the ability of PSB or any PSB Subsidiary to enforce any material rights thereunder. Except as set forth in
Schedule 6(f), neither PSB nor any PSB Subsidiary (i) is a party to and neither
- - -------------
they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $100,000, or (ii) is a party to any contract material to the business of PSB and the PSB Subsidiaries, taken as a whole, and not made in the ordinary course of business. Neither PSB nor any of the PSB Subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of PSB, is materially adverse, onerous, or harmful to the business of PSB and the PSB Subsidiaries, taken as a whole.

          (g)  Real Estate.  PSB and each of the PSB Subsidiaries have good
               -----------
title to all of the assets reflected as owned by any of them in the December 31, 1993 consolidated financial statements of PSB, and in the case of real property, transferable and insurable title in fee simple, and in all cases free and clear of any material liens or other encumbrances, except as otherwise disclosed in
Schedule 6(g) of the PSB Disclosure Schedules and except for those assets
- - -------------
disposed of in the ordinary course of business of PSB or a PSB Subsidiary since that date. Except as disclosed on Schedule 6(g), to the best of PSB's
                                   -------------
knowledge, each lease, sublease, installment purchase or similar arrangement for the use or occupancy of real property of PSB or any PSB Subsidiary is valid and enforceable in all material respects by PSB or the applicable PSB Subsidiary in accordance with its terms. PSB and each of the PSB Subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of the PSB Subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would have a material adverse effect on PSB and the PSB Subsidiaries, taken as a whole. As of the date hereof, the real properties, structures, buildings, material equipment, and the material tangible personal property owned, operated or leased by PSB or any PSB Subsidiary are (x) to the best of PSB's knowledge, in operating order and condition, except for depletion, depreciation and ordinary wear and tear, and are adequate for the business conducted by PSB or a PSB Subsidiary subject to exceptions which are not, in the aggregate, material, (y) suitable for their present uses and (z) to the best of PSB's knowledge, free from any known structural defects. As of the date hereof, to the best knowledge of PSB, there are no laws, conditions of record or other impediments which materially interfere with the intended uses by PSB or any PSB Subsidiary of the real property or tangible personal property owned or leased by it, except as disclosed in Schedule 6(g).
                           -------------

          (h)  No Material Adverse Change.  Except as disclosed in Schedule 6(h)
               --------------------------                          -------------
of the PSB Disclosure Schedules, since December 31, 1993, there has been no material adverse change in the business, financial condition, properties, assets, liabilities, results of operation, or capitalization of PSB and the PSB Subsidiaries, taken as a whole, except for such changes as may occur as a consequence of the transactions contemplated by this Agreement. Except as disclosed in Schedule 6(h)(i) of the PSB Disclosure Schedules, neither PSB nor
             ----------------
any PSB Subsidiary has, since December 31, 1993, (a) declared, set aside or paid any dividend or other distribution in respect of its capital stock, except dividends from PSB Subsidiaries to PSB or other PSB Subsidiaries, or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than PSB and the PSB Subsidiaries; (b) incurred current liabilities other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their respective assets except in the ordinary course of business; (d) made any extraordinary officers' salary increase or wage increase, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into any transactions which in the aggregate exceeded $250,000 other than in the ordinary course of business; or (g) acquired the assets or capital stock of another company, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

          (i)  Investigations, Litigation.  There is no investigation by any
               --------------------------
federal, state or local governmental agency of which PSB is aware, or any action, suit, proceeding or claim pending or, to the knowledge of PSB, overtly threatened, against or adversely affecting PSB or any of the PSB Subsidiaries (including, without limitation, any investigation, action, or proceeding with respect to taxes), or the assets or business of PSB or any of the PSB Subsidiaries, which would, if adversely determined, have a material adverse effect on the business or financial condition of PSB and the PSB Subsidiaries, taken as a whole, or which may involve a payment by PSB or any PSB Subsidiary of more than $250,000 in excess of applicable insurance coverage, except as disclosed in Schedule 6(i) of the PSB Disclosure Schedules. Except as disclosed
             -------------
in Schedule 6(i), (i) neither PSB nor any PSB Subsidiary nor any director,
   -------------
officer, employee or agent of PSB or any PSB Subsidiary in their respective capacities as directors, officers, employees or agents, is a party to any, and there are no pending or, to the best of PSB's knowledge, overtly, threatened, legal, administrative, arbitral or other proceedings, claims, charges, suits, actions or governmental investigations of any nature against PSB or any PSB Subsidiary, or any director, officer, employee or agent of PSB or any PSB Subsidiary in their respective capacities as directors, officers, employees or agents, or involving any property or assets of PSB or any PSB Subsidiary and
(ii) there is no outstanding order, writ, injunction or decree of any court, government, or governmental or self-regulatory agency against or, to the best knowledge of PSB, affecting PSB or any of the PSB Subsidiaries, or the assets or business of PSB or any of the PSB Subsidiaries, which in the case of either (i) or (ii) could reasonably be expected to have a material adverse effect on the business or financial condition of PSB and the PSB Subsidiaries, taken as a whole, or which challenges the validity or propriety of the transactions contemplated by this Agreement.

          (j)  Insurance.  Schedule 6(j) of the PSB Disclosure Schedules lists
               ---------   -------------
each policy of insurance which PSB and each PSB Subsidiary has in effect including the amounts, types and risks insured. All policies of fire, liability, worker's compensation and other similar forms of insurance owned or held by PSB or any PSB Subsidiary are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. The insurance policies to which PSB and the PSB Subsidiaries are parties are sufficient for compliance in all material respects with all requirements of law and of all agreements to which PSB and the PSB Subsidiaries are parties and provide customary insurance coverage for the assets and operations of PSB and the PSB Subsidiaries. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1988, to PSB's knowledge, neither PSB nor any of the PSB Subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) except as disclosed in
Schedule 6(j).
- - -------------

          (k)  Compliance with Laws, Regulations.  Except as disclosed in
               ---------------------------------
Schedule 6(k) of the PSB Disclosure Schedules, PSB and each of the PSB
- - -------------
Subsidiaries have conducted their respective businesses in substantial compliance with all applicable federal, state and local laws, regulations and orders including, without limitation, disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, lender liability, antitrust, recordkeeping and reporting on monetary instruments transactions and other laws, regulations and orders, and the forms, procedures, and practices used by PSB and each of the PSB Subsidiaries are in compliance with such laws, regulations and orders except to the extent that non-compliance with any such law, regulation or order would not have a material adverse effect on PSB and the PSB Subsidiaries, taken as a whole.

          (l)  PSB Reports.  Since January 1, 1992, PSB and each of the PSB
               -----------
Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Applicable governmental authorities. All such reports, registrations and statements are collectively referred to as the "PSB Reports." As of their respective dates, such PSB Reports, to the best of PSB's knowledge, complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the applicable governmental authorities with which they were filed.

          (m)  Broker's and Finder's Fees.  Except as disclosed in Schedule 6(m)
               --------------------------                          -------------
of the PSB Disclosure Schedules, neither PSB nor any of the PSB Subsidiaries has incurred any obligation or liability, contingent or otherwise, for any brokers or finders in respect of the matters provided for in this Agreement and PSB agrees to indemnify and hold Purchaser and its affiliates harmless with respect to any broker's or finder's fees not disclosed in Schedule 6(m) which any person
                                                  -------------
may claim or assert arising from any express or implied agreement or engagement of PSB.

          (n)  Employee Benefit Plans.  The representations and warranties set
               ----------------------
forth in this Section 6(n) are subject to PSB Disclosure Schedules 6(n)(i), (ii) and (iv).

          (i)  Schedule 6(n)(i) of the PSB Disclosure Schedules contains a list
               ----------------
and a true and correct copy, including all amendments thereto, of all bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans with an annual cost in excess of $25,000 other than medical, major medical, disability, life insurance or dental plans covering employees generally, including without limitation any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which PSB or any PSB Subsidiary maintains, to which PSB or any PSB Subsidiary contributes, or under which any employee or former employee, director or former director of PSB or any PSB Subsidiary is covered or has benefit rights and pursuant to which any liability of PSB or any PSB Subsidiary exists or is reasonably likely to occur (the "Benefit Plans"). Except as set forth on Schedule 6(n)(i), PSB
                                                     ----------------
neither maintains nor has entered into any Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of PSB or any PSB Subsidiary or its respective beneficiaries, or other provisions, which would cause an increase in liability of PSB, any PSB Subsidiary or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (ii)      Except as set forth in Schedule 6(n)(ii) of the PSB
                                           -----------------
Disclosure Schedules, all accrued contributions and other payments to be made by PSB or any PSB Subsidiary to any Benefit Plan through December 31, 1993 have been made or reserves adequate for such purposes as of December 31, 1993 have been set aside therefor and reflected in the December 31, 1993 financial statements. Neither PSB nor any PSB Subsidiary is in material default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan.

          (iii) There is no pending litigation or, to the best knowledge of PSB, overtly threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by PSB or any PSB Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of PSB or any PSB Subsidiary or any Benefit Plan.

          (iv) Neither PSB nor any of the PSB Subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of ERISA, or has made any contributions to any such employee pension benefit plan except employee
                                                            ------
pension benefit plans listed in Schedule 6(n)(iv) of the PSB Disclosure
                                -----------------
Schedules (individually a "PSB Pension Plan" and collectively the "PSB Pension Plans"). With respect to any such PSB Pension Plan: (A) PSB has received a favorable determination from the IRS on the qualification upon termination of each such PSB Pension Plan and its related trust under Sections 401(a) and 501(a) of the Code; (B) PSB has properly completed all of the standard termination procedures under Section 4041(b)(2) of the Code (except for a final distribution of assets) with respect to each PSB Pension Plan; and (C) each PSB Pension Plan has more than sufficient assets, after payment of all administrative expenses, to fully satisfy in a manner consistent with Title I of ERISA all of such PSB Pension Plan's benefits liabilities through a purchase of annuities from an insurance company rated "AA" or better.

          (v) The Benefit Plans comply in all material respects with all applicable requirements, if any, imposed by ERISA, the Code, and all other applicable federal and state laws and all rules and regulations thereunder. The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms, and, to PSB's knowledge, no employee or agent of PSB or any of the PSB Subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to his or her rights under the Benefit Plans. All reports, filings, disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees of PSB or any of the PSB Subsidiaries, the Securities and Exchange Commission, the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC"), and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports and communications were true and correct in all material respects. No material liability has been incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

          (o)  Labor Arrangements.  Hours worked by and payment made to
               ------------------
employees of PSB and each of the PSB Subsidiaries have complied in all material respects with the Fair Labor Standards Act or any applicable law dealing with such matters. All payments due from PSB and each of the PSB Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of PSB or its appropriate PSB Subsidiary. No labor dispute, strike or other work stoppage has occurred and is continuing or, to PSB's knowledge, is threatened with respect to PSB or any of the PSB Subsidiaries. To PSB's knowledge, no employee of PSB or any of the PSB Subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material, valid claim, suit, action, complaint or proceeding against PSB or any of the PSB Subsidiaries. No employees of PSB or any of the PSB Subsidiaries are unionized nor, to PSB's knowledge, has such union representation been requested by any group of employees or any other person within the last two years. The provisions of this
Section 6(o) are subject in their entirety to the qualifications and exceptions listed on Schedule 6(o) of the PSB Disclosure Schedules.
                     -------------


          (p)  Environmental Liability.  "Properties" as used in this Section
               -----------------------
6(p)(i)-(iv) inclusive, shall include all of the following: (x) all real property owned or leased by PSB and each PSB Subsidiary, and (y) all Real Estate Owned ("REO") by PSB and each PSB Subsidiary.

          (i)       Except as disclosed in Schedule 6(p)(i) of the PSB
                                           ----------------
Disclosure Schedules, to the best knowledge of PSB, PSB and each PSB Subsidiary have obtained all material permits, licenses and other authorizations which are required with respect to the operation of their respective businesses and all Properties under any Environmental Laws (as hereinafter defined) (such permits, licenses and authorizations being hereinafter referred to as "Environmental Permits"), including all federal, state and local laws relating to pollution or protection of the environment such as the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), laws relating to emissions, discharges, releases or threatened releases of hazardous, toxic or other pollutants, contaminants or chemicals including, but not limited to, ambient air, surface water, ground water, land surface or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials, substances or wastes (which laws, together with all regulations, rules, codes, plans, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved thereunder with respect to PSB or any PSB Subsidiary being herein referred to as "Environmental Laws"). Except as disclosed in Schedule 6(p)(i) of the PSB Disclosure Schedules, PSB and each PSB
             ----------------
Subsidiary, to the best knowledge of PSB, are in material compliance with all terms and conditions of all Environmental Permits required under the Environmental Laws, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. PSB has provided Purchaser with complete copies of all notices in the possession of PSB received by any previous owner or lessee of any Properties or any business currently owned or leased by PSB or a PSB Subsidiary within the five years preceding the date of this Agreement and alleging noncompliance with any Environmental Law.

          (ii) There is no civil, criminal or administrative action, demand, claim, investigation or proceeding pending or, to the best knowledge of PSB, threatened against PSB or any PSB Subsidiary with regard to any Properties, under or relating in any way to the Environmental Laws, except as disclosed in

Schedule 6(p)(ii) of the PSB Disclosure Schedules.
- - -----------------

          (iii)  With regard to any of the Properties, except as disclosed in
Schedule 6(p)(iii) of the PSB Disclosure Schedules, there are, to the best
- - ------------------
knowledge of PSB, no past, present or known or anticipated future events, conditions, circumstances, or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws in any material respect, or which may give rise to any material common law or other legal liability, or which otherwise may form the basis of any material claim, action, demand, proceeding, notice of violation or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, industrial toxic or hazardous material, substance or waste. Without in any way limiting the foregoing, except as disclosed in Schedule 6(p)(iii), to the best knowledge of
                                  ------------------
PSB, no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited in material violation of any Environmental Law at, under or on (1) any property now owned or occupied ("Present Property") by PSB or any of the PSB Subsidiaries, (2) any property previously owned or occupied ("Former Property") by PSB or any of the PSB Subsidiaries during the time of such previous ownership or occupancy; or (3) any Participation Facility during the time that PSB or any of the PSB Subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility in such a manner that would give rise to a material violation of any Environmental Law. To the best knowledge of PSB, neither PSB nor any of the PSB Subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility. All real property securing outstanding loans consummated on or subsequent to June 30, 1992 held by PSB or a PSB Subsidiary which consists of a multi-family dwelling unit ("Loan Property") has had a completed Phase I Environmental Site Assessment or similar equivalent report performed for such Loan Property. Loan files for all Loan Properties contain a Phase I Environmental Site Assessment or similar equivalent report performed for such Loan Properties. As used in this

Agreement, (i) "Participation Facility" shall mean any property or facility of which PSB or any of the PSB Subsidiaries or their officers, directors, or employees in such capacity (A) has at any time participated in the management or
(B) may be deemed to be or to have been an owner or operator and (ii) "Hazardous Substances" shall mean (A) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (B) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-based products. Except as disclosed in
Schedule 6(p)(iii), to the best knowledge of PSB, none of the Properties include
- - ------------------
any equipment, machinery, device, or other apparatus that contains polychlorinated biphenyls that is now or ever has been leaking; any asbestos that is or reasonably may be anticipated to become in a damaged, friable condition within the next five years; or any underground tank.

          (iv) Notwithstanding anything contained in this Section 6(p) to the contrary, the parties hereby agree that this Section 6(p) shall not be deemed breached if the total cost for any environmental liability or potential environmental liability arising out of or a violation of or a misstatement contained in this Section 6(p) with respect to all of the Properties does not exceed, in the aggregate, Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which amount shall include, without limitation, all applicable fees, costs and expenses relating to such items including but not limited to remediation reports, actual clean-up costs, post-remediation sampling and attorneys' fees.

          (q)  Loan Loss Reserves.  The reserve for possible loan and lease
               ------------------
losses shown on the PSB's consolidated balance sheet as of December 31, 1993, to the best of PSB's knowledge, is adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on loans outstanding as of the date of such statement, and PSB has no reason to believe that the loan portfolios of PSB and the PSB Subsidiaries at such date will incur losses materially in excess of such reserves.

          (r)  Insured Deposits.  All eligible deposit accounts issued by PSB
               ----------------
are insured by the FDIC through the Savings Association Insurance Fund to the full extent permitted under Applicable Laws.

          (s)  Regulatory Action.  Except as disclosed in Schedule 6(s) of the
               -----------------                          -------------
PSB Disclosure Schedules, neither PSB nor any PSB Subsidiary is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of director resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has PSB or any PSB Subsidiary been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing or appointing a manager, conservator or receiver for PSB.

          (t)  True and Complete Information.  No representation or warranty
               -----------------------------
made by PSB or any PSB Subsidiary contained in this Agreement and no statement contained in any certificate, schedule, list, exhibit or other instrument specified in this Agreement, whether heretofore furnished to Purchaser and Subsidiary or hereinafter required to be furnished to Purchaser and Subsidiary, or in any filing made by PSB or any PSB Subsidiary with a regulatory authority, at the time of such filing, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (u)  PSB Disclosure Schedules.  PSB shall deliver the initial PSB
               ------------------------
Disclosure Schedules to Purchaser on the date of execution of this Agreement. Every thirty (30) days thereafter, as soon as practicable after the parties agree to a Closing Date and on the Closing Date, PSB will promptly supplement or amend the PSB Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. No supplement or amendment to the PSB Disclosure Schedules shall affect Purchaser's obligation to consummate the Merger unless Purchaser exercises its right to terminate this Agreement pursuant to Section 17(e) hereof. All disclosures by PSB in any Disclosure Schedule shall constitute disclosure by PSB in every Disclosure Schedule delivered from time to time by PSB to Purchaser.

          (v)  PSB's Knowledge.  For purposes of this Agreement, the phrase "to
               ---------------
the best knowledge of PSB" or phrases of similar import means the actual knowledge of the executive officers of PSB or a PSB Subsidiary.

          (w)  Interest of Management and Affiliates.  Except as disclosed on
               -------------------------------------
Schedule 6(w) of the PSB Disclosure Schedules, with respect to present and
- - -------------
former directors and executive officers of PSB and the PSB Subsidiaries, and any members of their immediate families ("PSB Managers and Affiliates"), (i) all loans presently on the books of PSB or any of the PSB Subsidiaries to PSB Managers and Affiliates have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other material unfavorable features; (ii) no PSB Manager or Affiliate has any interest in any material property, real or personal, tangible or intangible, used in or pertaining to the business of PSB or any of the PSB Subsidiaries; (iii) no PSB Manager or Affiliate has a contract or commitment for the purchase or sale of real or personal property, materials, supplies or services in excess of $10,000 per annum or for longer than one year whether or not in the ordinary course of business with PSB or any of the PSB Subsidiaries except for normal business expense advances and loans or other extensions of credit of not more than $25,000 in the aggregate; (iv) neither PSB nor any of the PSB Subsidiaries has any commitment, whether written or oral, to lend any funds to any

PSB Manager or Affiliate; and (v) neither PSB nor any of the PSB Subsidiaries is indebted to any PSB Manager or Affiliate except for deposits taken in the ordinary course of business and amounts due for normal compensation, employee benefits or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of PSB or such PSB Subsidiary, as appropriate, as in effect immediately prior to the date hereof. Except as disclosed on Schedule 6(w), the consummation of the transactions
                       -------------
contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) becoming due from PSB or any of the PSB Subsidiaries or any successor or assign thereof to any director, officer or employee of PSB or any of the PSB Subsidiaries or any successor or assign of the foregoing.

          (x)  Fidelity Bonds.  Since at least June 5, 1991, PSB and each of the
               --------------
PSB Subsidiaries have continuously maintained fidelity bonds insuring them against acts of dishonesty by each of the respective insured's employees in such amounts as are customary, usual and prudent for organizations of their respective size and business. All material claims thereunder have been filed in a due and timely fashion. Neither PSB nor any of the PSB Subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to PSB's and the PSB Subsidiaries' past claim experience.

          (y)  Books and Records.  The minute books of PSB and each of the PSB
               -----------------
Subsidiaries contain complete and accurate records of and fairly reflect in all material respects all actions taken at all meetings and accurately reflect in all material respects all other corporate action of the shareholders and the boards of directors and each committee thereof.

          (z)  Concentrations of Credit.  Except as disclosed in Schedule 6(z)
               ------------------------                          -------------
of the PSB Disclosure Schedules, as of April 30, 1994, no customer or affiliated group of customers (i) is owed by PSB or any PSB Subsidiary an aggregate amount equal to more than 5% of the shareholders' equity of PSB and the PSB Subsidiaries, taken as a whole (including deposits, other debts and contingent liabilities) or (ii) owes to PSB or any of the PSB Subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of PSB and the PSB Subsidiaries, taken as a whole (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

          (aa) Trademarks and Copyrights.  Neither PSB nor any of the PSB
               -------------------------
Subsidiaries has received notice or otherwise knows that the manner in which PSB or any of the PSB Subsidiaries currently uses any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary mark.

          (bb) Absence of Undisclosed Liabilities.  PSB and the PSB Subsidiaries
               ----------------------------------
have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against PSB or any of the PSB Subsidiaries), and no loss contingency (as defined in

Statement of Financial Accounting Standards No. 5), material individually or in the aggregate to PSB and the PSB Subsidiaries, taken as a whole, other than (a) those reflected in the PSB Financial Statements or disclosed in the notes thereto, (b) commitments made by PSB or any of the PSB Subsidiaries in the ordinary course of its business, (c) liabilities arising in the ordinary course of business since December 31, 1993 and (d) liabilities disclosed in Schedule 6(bb) of the PSB Disclosure Schedules. Neither PSB nor any of the PSB Subsidiaries has, since December 31, 1993, become obligated on any debt for money borrowed and due in more than one year from the date of this Agreement in excess of $250,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of New York entered into in the ordinary course of business.

     7.   Agreements with Respect to Conduct of PSB and the PSB Subsidiaries
          ------------------------------------------------------------------
After the Date Hereof.  PSB covenants and agrees with Purchaser and Subsidiary
- - ---------------------
that PSB and each of the PSB Subsidiaries will or, to the extent not within its sole control, will use, except as otherwise provided herein, reasonable efforts to, from and after the date of this Agreement and until the Closing Date, act as follows:

          (a)  Ordinary Course, Insurance, Preservation of Business, Et Cetera.
               ---------------------------------------------------------------
Each of PSB and the PSB Subsidiaries will do the following, except as otherwise agreed to in writing by Purchaser:

          (i) carry on its business only in the ordinary course and consistent with the respective policies, procedures and practices of PSB and each PSB Subsidiary in effect on the date hereof in substantially the same manner as heretofore conducted;

          (ii) except as they may terminate in accordance with their terms or in accordance with the terms of this Agreement, keep in full force and effect, and not cause a default of any obligation under any Material Contracts which may have a materially adverse effect on PSB and the PSB Subsidiaries, taken as a whole;

          (iii) use best efforts to keep in full force and effect the insurance coverage in effect on the date hereof to the extent that such insurance continues to be reasonably available;

          (iv) use reasonable efforts to maintain, renew, keep in full force and effect and preserve its business organization and material rights and franchises, permits and licenses and to retain its present employee force so that it will be available to Purchaser to the extent contemplated herein on and after the Effective Date except that PSB or any of the PSB Subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, provided that PSB first notifies and consults with Purchaser prior to terminating any of the five highest paid employees of PSB, and to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to use its best efforts to maintain the continuance of its general customer relationships;

          (v) take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence and material rights and franchises; and duly comply in all material respects with all laws applicable to it and to the conduct of its business; and

          (vi) use best efforts to continue to maintain fidelity bonds insuring PSB and the PSB Subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size and nature of business.

          (b)  Prohibited Action Without Approval.  Neither PSB nor any of the
               ----------------------------------
PSB Subsidiaries will do the following, except with the prior written consent of Purchaser and as otherwise required or permitted by this Agreement:

          (i) incur or agree to incur any obligation or liability (absolute or contingent) other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; make any amendment to any Material Contract which would materially adversely affect its rights thereunder; acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof; sell or otherwise dispose of any substantial part of its assets; enter into, dispose or divest itself of any Joint Venture or partnership or cause any business entity to become a subsidiary or affiliate; sell or otherwise dispose of any real property owned or operated by PSB or any PSB Subsidiary, except for the sale of real estate owned in the ordinary course of PSB's or any PSB Subsidiary's business; enhance, expand, modify, replace or alter any computer or data processing system owned, leased or licensed by PSB or any PSB Subsidiary (including any software associated with any such computer or system), except in the ordinary course of business; make, originate or otherwise acquire one or more loans, or one or more loan commitments for one or more loans, or one or more lines of credit, in a manner inconsistent with established policies and, notwithstanding the prior approval right of Purchaser applicable to the provisions of this Section 7(b), Purchaser shall be deemed to have consented to such loan if it has not objected within seven (7) days of written notice thereof; or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (ii) grant any general or uniform increase in the rate of pay of employees or employee benefits, or grant any material increase in salary or employee benefits of any officer, employee or agent whose salary exceeds $50,000, except as otherwise disclosed on Schedule 7(b)(ii) of the PSB
                                          -----------------
Disclosure Schedules;

          (iii) except as otherwise currently required by contract as disclosed on Schedule 7(b)(iii) of the PSB Disclosure Schedules, make any
             ------------------
material capital expenditure, except for ordinary repairs, renewals and replacements;

          (iv) enter into any material transactions other than in the ordinary course of business;

          (v) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in an amount in excess of $50,000 or file any appeal from an asserted deficiency, except in a form previously approved by Purchaser, which approval shall not be unreasonably withheld, or without causing PSB any unreasonable delay, file any federal or state tax return before furnishing a copy to Purchaser and affording Purchaser an opportunity to consult with the filing entity;

          (vi) open any new office or close any current office of PSB or any of the PSB Subsidiaries at which business is conducted;

          (vii) issue, sell, distribute, redeem or acquire for value, or agree to do so, any debt securities or any shares of the capital stock or other equity securities or other ownership interests of PSB or of any PSB Subsidiary or distribute, issue, sell or grant any stock appreciation rights or options covering, warrants to purchase or contracts to issue, or enter into any contracts or other rights entitling anyone to acquire or obligating PSB or any of the PSB Subsidiaries to issue, any capital stock or securities convertible into or exchangeable for shares of capital stock, of PSB or any of the PSB Subsidiaries, or declare, issue or pay any dividend, stock split or other distribution of assets or property, whether consisting of money, securities, warrants, rights, other personal property, real property or other things of value, to its members or other owners, as the case may be, other than (A) cash dividends payable by any PSB Subsidiary which is wholly owned by PSB to PSB or another PSB Subsidiary which is wholly owned by PSB, (B) sinking fund or other mandatory payments required under the terms of any indenture or loan agreement or repurchases of any outstanding debt securities to be applied against any such sinking fund payments of which Purchaser has been advised and in amounts which do not exceed, with respect to any series or class of debt securities, the sinking fund payments required within the next twelve-month period, (C) the payment of any debt security upon the maturity thereof, (D) normal dividends or interest on savings and other accounts in accordance with the respective terms of said accounts and to the extent permitted by the rules and regulations of applicable governmental authorities, and (E) as set forth on Schedule 7(b)(vii)
                                                             ------------------
of the PSB Disclosure Schedules;

          (viii) (A) sell or pledge or otherwise encumber any stock owned by it in any PSB Subsidiary, (B) amend its, or permit the amendment of any PSB Subsidiary's, Incorporation Document, or (C) enter into any agreement, commitment or arrangement with respect to any of the foregoing;

          (ix) subject or agree to subject any of its properties or assets to any material lien, claim, charge, option or encumbrance, except in the ordinary course of business;

          (x) except as (A) otherwise permitted by this Agreement, (B) required by law or (C) disclosed on Schedule 7(b)(x) of the PSB Disclosure
                                    ----------------
Schedules, create or modify
or agree to create or modify any employment or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit plan of whatsoever nature, including without limitation the Benefits Plans, or change or agree to change the level of benefits under any such arrangement or plan, or increase or agree to increase any severance or termination pay benefit or any other fringe benefit;

          (xi) modify, amend or cancel any of its existing borrowings from other lenders other than intra-corporate borrowings and borrowings from the Federal Home Loan Bank of New York; or

          (xii) directly or indirectly through any investment banker, broker, financial or investment advisor or other agent, solicit or initiate, or encourage any unsolicited inquiry respecting, any proposal or offer for, or enter into discussions or negotiate for, or authorize or enter into any agreement or agreement in principle providing for, any merger, consolidation, sale or other disposition of all or substantially all of the assets or securities, tender offer, exchange offer or other acquisition of outstanding securities or other business combination or takeover transaction (collectively, a "Transaction") (other than the Merger), whether as the proposed surviving, disappearing or acquired corporation, or (except as may be required by court order or decree or required by applicable law, statute or regulation) furnish or cause to be furnished any information, except information previously made public and any information customarily furnished (or which the Sole Stockholder customarily furnishes) to the public in the ordinary course of business, concerning its business or properties, to any person or entity, other than Purchaser. In addition, PSB will notify Purchaser by telephone to its chief executive officer or general counsel promptly upon receipt of any inquiry with respect to a proposed Transaction with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed Transaction with another party, and will deliver as soon as practicable by private overnight courier to the Purchaser's officer notified as required above a copy of any document relating thereto promptly after any such document is received by PSB. Notwithstanding the foregoing, nothing contained in this
Section 7(b)(xii) or any other provision of this Agreement shall prohibit the PSB Board of Directors from providing information to, or entering into discussions or negotiations with, any person or entity that makes any unsolicited bona fide proposal if the PSB Board of Directors, based on the advice of independent legal counsel, determines in its sole discretion that such action is necessary for the PSB Board of Directors to act in a manner consistent with its fiduciary duty under applicable law. In consideration of the foregoing and of Purchaser's entering into this Agreement, PSB agrees that if at any time prior to March 31, 1995, any person, other than Purchaser or a subsidiary or affiliate of Purchaser or any agency or instrumentality of the United States Government, shall directly or indirectly, or acting through one or more intermediaries or affiliates: (A) enter into an agreement or understanding with PSB or USTOP relating to the acquisition by such person of, or acquire from PSB or USTOP, the legal or beneficial ownership (as defined by Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of ten percent (10%) or more of any class of stock of PSB; or (B) enter into an agreement or understanding with PSB or USTOP relating to the acquisition of, or acquire, all or substantially all (i.e., twenty-five percent (25%) or more) of the assets or operations of PSB
- - -----
(the events in clauses (A) and (B) being referred to herein as

"Acquisition Events"), then PSB shall pay to Purchaser on one occasion only the termination fee of Five Million and 00/100 Dollars ($5,000,000.00) in cash on demand (the "Termination Fee"). Notwithstanding the preceding sentence, PSB shall not be obligated to pay to Purchaser such termination fee in the event:
(i) the parties mutually agree to terminate this Agreement pursuant to Section 17(a); (ii) PSB validly terminates this Agreement pursuant to Section 17(b)(ii),
Section 17(c) or Section 17(d); or (iii) Purchaser validly terminates this Agreement pursuant to Section 17(d) or Section 17(e) hereof. To the extent an Acquisition Event constitutes a breach of this Section 7(b)(xii) or any other provision of this Agreement, receipt of the Termination Fee shall constitute Purchaser's sole and exclusive remedy for such breach.

          (c)  Best Efforts.  PSB will undertake or, to the extent such action
               ------------
is not within the sole power of PSB, use its best efforts to cause to be undertaken, each such action as may be necessary to effectuate the Merger and to carry out the provisions of this Agreement.

          (d)  No Action to Interfere.  Except as otherwise required by law, its
               ----------------------
Charter or its By-laws, PSB will take no action, and will use its best efforts to prevent any action from being taken, which would result in the imposition of special stockholder, Board of Directors or other approval requirements with respect to the Merger or other transaction contemplated hereby which would frustrate or interfere with the Merger or any such transaction.

          (e)  Liabilities.  Consistent with past practices, PSB and the PSB
               -----------
Subsidiaries shall pay or discharge their current liabilities when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

          (f)  Goodwill.  Neither PSB nor any PSB Subsidiary shall enter into
               --------
any transaction which will create goodwill on its books and records under generally accepted accounting principles.

          (g)  No Violation.  Neither PSB nor any PSB Subsidiary will take any
               ------------
action which knowingly violates any statute, code, ordinance, rule, regulation or judgment, order, writ, arbitral award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties, where such violation or violations, individually or in the aggregate, could have a material adverse effect upon PSB and the PSB Subsidiaries, taken as a whole.

          (h)  Operating Expenses.  Except for fees and expenses incurred in
               ------------------
connection with the transactions contemplated hereby or in order to comply with any law, rule or regulation of any Applicable Governmental Authority, PSB and the PSB Subsidiaries, taken as a whole, shall not increase the level of their operating expenses in any material respect.

          (i)  Accounting.  PSB and each PSB Subsidiary will maintain its books,
               ----------
accounts and records in accordance with generally accepted accounting principles in all material respects. Neither PSB nor any PSB Subsidiary shall make any change in any method of accounting or accounting practice, or any change in the method used in allocating income, charging costs or accounting for income, except as may be required by law, regulation or generally accepted accounting principles or as approved in writing by Purchaser. Neither PSB nor any PSB Subsidiary shall change any practice or policy with respect to the charging off of loans or the maintenance of its reserve for possible loan losses, except as required by law, regulation or generally accepted accounting principles or as approved in writing by Purchaser.

     8.   Additional Agreements of PSB.  PSB hereby covenants and agrees with
          ----------------------------
Purchaser that PSB and each of the PSB Subsidiaries will or, to the extent not within their sole control, will use their reasonable efforts to, act as follows:

          (a)  Continuing Access to Information.  Purchaser has conducted a due
               --------------------------------
diligence investigation of PSB and the PSB Subsidiaries, the results of which Purchaser deems satisfactory. From the date hereof through the Effective Date, subject to the provisions of Section 10 hereof, PSB shall permit Purchaser and its authorized representatives full access upon reasonable notice and during regular business hours to PSB's properties and those of the PSB Subsidiaries. PSB shall make its and the PSB Subsidiaries' directors, management and other employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Purchaser and its authorized representatives at reasonable times and upon reasonable request, and PSB shall, and shall cause the PSB Subsidiaries to, disclose and make available to Purchaser, and shall use its best efforts to cause its agents and authorized representatives to disclose and make available to Purchaser, all books, papers and records relating to the assets, properties, operations, obligations and liabilities of PSB and the PSB Subsidiaries, except to the extent prohibited by applicable law. In furtherance and not in limitation of the foregoing, PSB shall reasonably promptly, upon reasonable request of Purchaser, furnish to or make available to Purchaser, to the extent available, all the contracts, agreements, papers and writings referred to in the PSB Disclosure Schedules (to the extent the same are not made available in the Appendix Books delivered with such PSB Disclosure Schedules) or called for by the list or lists provided by Purchaser to PSB on or prior to the date hereof (the "Post-Signing Disclosure List").

          (b)  Management Reports.  PSB will provide to Purchaser, on or before
               ------------------
the 25th day of each calendar month, (i) the report of management of PSB and each PSB Subsidiary to the Board of Directors of PSB for the prior month, if any, including delinquency schedules, additions to loan loss reserves, an update to Schedule 6(z), if necessary, minutes of all meetings of the Board of
   -------------
Directors of PSB and each PSB Subsidiary and each committee thereof during the prior month and the payroll report for the prior month and (ii) monthly financial statements prepared by PSB for the preceding calendar month, including a statement of financial condition and an income statement for PSB and each PSB Subsidiary together with a written certificate of the chief financial officer of PSB to the effect that such financial statements are true, correct and complete in all material respects and have been prepared in accordance with GAAP consistently applied, except for changes, if any, required by GAAP and as disclosed therein, and with the books and records of PSB, and present fairly in all material respects the consolidated financial position of PSB and the PSB Subsidiaries at the date thereof and the results of operations for the period covered thereby (subject to normal year-end adjustments). Throughout the period prior to the Effective Date, PSB will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Purchaser and to report the general status of the ongoing operations of PSB and the PSB Subsidiaries, and any governmental approvals related thereto.

          (c)  Information for Regulatory Filings.  PSB will furnish required
               ----------------------------------
information reasonably requested by Purchaser and otherwise cooperate with Purchaser in obtaining the Required Consents. PSB represents, warrants and covenants to Purchaser that all information so furnished shall be true and correct in all material respects without untrue statements of material fact or omissions of any material fact required to be stated to make the information stated therein not misleading.

          (d)  Stockholder Approval.  PSB will take all steps in compliance with
               --------------------
all applicable laws and regulations necessary to submit this Agreement and the transactions contemplated hereby to the Sole Stockholder at a regular or special meeting thereof for the purpose of acting on this Agreement and the transactions contemplated hereby within thirty (30) days after the date hereof. PSB will use its best efforts to obtain the necessary approvals of this Agreement and the transactions contemplated hereby by the Sole Stockholder.

          (e)  Benefit Plans.  PSB and Purchaser shall cooperate in effecting
               -------------
the following treatment of the Benefit Plans:

          (i) On the Effective Date, the Resulting Bank shall be substituted for PSB as the sponsoring employer under those Benefit Plans with respect to which PSB is a sponsoring employer immediately prior to the Effective Date, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in PSB with respect to each such plan. Except as otherwise provided herein, each such Benefit Plan sponsored by an PSB Subsidiary shall be continued in effect by the Resulting Bank or any applicable affiliate after the Effective Date without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved without restriction to the Resulting Bank or any applicable affiliate under each such Plan to subsequently amend or terminate each Plan in accordance with the terms thereof. PSB, each PSB Subsidiary, the Purchaser and the Resulting Bank will use all reasonable efforts (a) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (b) to amend such plans to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

          (ii) As soon as practicable after the Effective Date, Purchaser shall provide, or cause an affiliate to provide, to each employee of PSB and any PSB Subsidiary as of the Effective Date ("PSB Employees") the opportunity to participate in the employee benefit plans and programs maintained by Purchaser and Purchaser's subsidiaries (each, a "Purchaser Subsidiary") for similarly-situated employees (the "Purchaser Plans"). Until such time, each employee of PSB and any PSB Subsidiary shall be entitled to receive employee benefits at least equivalent to those maintained by PSB prior to the Effective Date.
Nothing in the preceding
sentence shall obligate Purchaser or Resulting Bank to provide or cause to be provided any benefits duplicative to those provided under any Benefit Plan continued pursuant to subparagraph (i) above. Except as otherwise provided in this Agreement or in accordance with the Benefits Letter, the power of Purchaser, Resulting Bank or any PSB or Purchaser Subsidiary to amend or terminate any Benefit Plan shall not be altered or affected. Moreover, this Agreement shall not confer upon any PSB employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at Purchaser, Resulting Bank, any PSB Subsidiary or any Purchaser Subsidiary.

          (f)  Copies of Filings.  Without limiting the provisions of Section
               -----------------
8(c), PSB will deliver to Purchaser, at least twenty-four hours prior to an anticipated date of filing, all documents to be filed with any regulatory authority in connection with the transactions contemplated by this Agreement.

          (g)  Loans and Leases to Affiliates.  All loans and leases hereafter
               ------------------------------
made by PSB or any of the PSB Subsidiaries to any PSB Managers or Affiliates shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

          (h)  ERISA.  PSB shall maintain and cause each PSB Subsidiary to
               -----
maintain Benefits Plan assets that are at least equal in value to Benefits Plan benefits guaranteed under Title IV of ERISA, and not permit any Prohibited Transaction within the meaning of Section 406 of ERISA to exist.

     9.   Additional Agreements of Purchaser.  Purchaser hereby covenants and
          ----------------------------------
agrees with PSB as follows:

          (a)  Notice of Inability to Fulfill Conditions.  Purchaser will
               -----------------------------------------
promptly notify PSB in the event that Purchaser determines that (i) it is unable to fulfill or cause the fulfillment of the conditions to the performance of all parties set forth in Section 11 hereof or (ii) it is unable to fulfill any of its conditions to the performance of PSB and the PSB Subsidiaries set forth in
Section 12 hereof.

          (b)  Corporate Approvals.  Purchaser, as the sole stockholder of
               -------------------
Subsidiary, agrees to approve this Agreement and the transactions contemplated hereby in accordance with Section 5(c) of this Agreement.

          (c)  Employment.  With respect to those employees of PSB or a PSB
               ----------
Subsidiary whose positions are eliminated as a consequence of the Merger, Purchaser shall, in a manner consistent with its existing personnel policies, attempt to place as many of such employees as possible in comparable positions with the Purchaser or a subsidiary thereof. In the event that any officer or employee of PSB or any PSB Subsidiary is terminated by Purchaser or any Purchaser Subsidiary, such officer or employee shall be entitled to receive severance benefits on the date of such termination as set forth in the Benefits Letter delivered in connection with and on the date of execution of this Agreement.

          (d)  Information for Regulatory Filing.  Purchaser promptly shall
               ---------------------------------
furnish PSB with any information relating to Purchaser and Subsidiary which is required under any applicable laws or regulations for inclusion in any filing or notice that PSB or the Sole Stockholder is required to make or give with any regulatory or supervisory authority or, in the case of PSB, to the Sole Stockholder of PSB to consummate the transactions contemplated by this Agreement. Purchaser represents, warrants and covenants to PSB that all information so furnished shall be true and correct in all material respects without untrue statements of material fact or omissions of any material fact required to be stated to make the information stated therein not misleading.

              (e)  No Section 338 Election.  Neither Purchaser nor Subsidiary
                   -----------------------
shall make the election permitted under Section 338(a) of the Code or take any action or permit any action to be taken that causes Purchaser or Subsidiary to be treated as having made such an election pursuant to subsection (e) of Section 338 of the Code. Furthermore, Purchaser and Subsidiary shall timely file a "protective carryover election" pursuant to Temporary Regulation (S)1.338-4T(f)(6) and shall cause all members of an affiliated group, as such term is defined in Code Section 338(h)(5), of which Purchaser or Subsidiary is a member to join in such election.

          (f)  PSB Access to Information.  After the Effective Date and for such
               -------------------------
time as is reasonably requested by the Sole Stockholder, Purchaser agrees to permit the Sole Stockholder and its authorized representatives full access upon reasonable notice and during regular business hours to its properties for the limited purpose of reviewing the books and records including, but not limited to, financial and tax records relating to PSB and any PSB Subsidiary for any period prior to the Effective Date for the purposes of, among other things, preparing financial statements for PSB and any PSB Subsidiary and all applicable tax, securities and regulatory filings required to be filed by or on behalf of the Sole Stockholder.

     10.  Confidentiality.  The parties hereto agree that all information
          ---------------
received from another party or any subsidiary thereof in connection with the transactions contemplated herein shall be confidential. Neither such party nor any of their respective agents, employees, accountants, attorneys or other representatives shall divulge any confidential information relating to the business of Purchaser, Subsidiary, PSB or the PSB Subsidiaries to a third party or use the same in any manner for the profit or to the benefit of Purchaser, Subsidiary, PSB or the PSB Subsidiaries, or any such employee, agent or a third party. In the event this Agreement is terminated, each such party shall return to the other its confidential information without retaining any notes or abstracts therefrom, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Purchaser or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Purchaser with other records of Board and Board committee meetings subject to a continuing obligation of confidentiality. The obligation of the parties to keep information confidential shall not apply to (i) any information which (A) was already lawfully in its possession prior to the disclosure thereof by Purchaser, Subsidiary, PSB or the PSB

Subsidiaries, as the case may be; (B) was then generally known to the public other than as a result of a breach of this confidentiality obligation; (C) became known to the public through no fault of the parties or any of their respective agents or representatives; or (D) was lawfully disclosed to a party by a third party who was not bound by an obligation of confidentiality to any other party hereto or (ii) disclosures required to be made to third parties in accordance with this Agreement, any law, regulation or order of a court or regulatory agency of competent jurisdiction or authority or information included in PSB Filings or regulatory or supervisory filings.

     11.  Conditions Precedent to the Obligations of PSB, Purchaser and
          -------------------------------------------------------------
Subsidiary.  The obligations of PSB, Purchaser and Subsidiary to consummate the
- - ----------
Merger shall be subject to the fulfillment at the Closing Date of each of the following conditions (any one or more of which may be waived by PSB, Purchaser and Subsidiary, but only in writing):

          (a)  Receipt of Required Consents.  Purchaser and PSB shall have
               ----------------------------
received the Required Consents; the Required Consents shall not contain or be subject to any terms or conditions that are materially different from terms or conditions customarily contained in similar approvals or notices issued prior to the date hereof; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended by the issuing governmental authority.

          (b)  No Action to Prevent Consummation.  No decision of any federal,
               ---------------------------------
state or foreign court awarding substantial damages or penalties against any of the parties hereto or affiliates thereof in connection with the Merger shall have been rendered, or no action or proceeding before any such court seeking material damages or penalty or a preliminary or permanent injunction or other order to prevent the consummation of the Merger shall be pending. No statute, rule, regulation or policy shall have been proposed, promulgated or enacted by any governmental or regulatory agency of competent jurisdiction which prevents or materially restricts the Merger.

     12.  Conditions Precedent to Obligations of Purchaser and Subsidiary.  The
          ---------------------------------------------------------------
obligations of Purchaser and Subsidiary to effect the Merger shall be subject to the fulfillment at the Closing Date of each of the following conditions (any one or more of which may be waived by Purchaser and Subsidiary, but only in writing):

          (a)  Status as of Closing Date.  At and as of the Closing Date:
               -------------------------

          (i) the representations and warranties of PSB contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as though made at and as of the Closing Date;

          (ii) In all material respects PSB shall have performed and satisfied or otherwise complied with, or caused such performance and satisfaction of and compliance with, all covenants, terms and conditions required by this Agreement to be performed and satisfied or otherwise complied with by PSB or any PSB Subsidiary on or prior to the Closing Date;

          (iii)     except as disclosed in Schedule 6(h) of the PSB Disclosure
                                           -------------
Schedules as of the date hereof, during the period from December 31, 1993 to the Effective Date, there shall not have occurred any material adverse change in the business, assets, properties, financial condition or results of operations of PSB and the PSB Subsidiaries, taken as a whole, except for such changes as may occur as a consequence of the transactions contemplated by this Agreement; and

          (iv) there shall be delivered to Purchaser a certificate (dated the Closing Date and signed by the chief executive officer of PSB) stating on behalf of PSB that to the best of his knowledge the conditions set forth in clauses (i) through (iii) above have been satisfied.

          (b)  Stockholder Approval.  The Merger and this Agreement shall have
               --------------------
been approved by the Sole Stockholder within the thirty (30) day requirement provided in Section 8(d) above according to the rules and regulations of the OTS and any other applicable requirements.

          (c)  Required Action.  All action required to be taken by or on the
               ---------------
part of PSB to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholder of PSB, and Purchaser shall have received a certificate signed by the Secretary of PSB and dated the Closing Date, certifying to the satisfaction of the condition set forth in Section 12(b) herein and to the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) and the Sole Stockholder relating to this Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

          (d)  Consents, Waivers, Et Cetera.  Except as provided in Section
               ----------------------------
12(h) below, all consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained by PSB prior to the Closing Date shall have been obtained at or prior to the Closing Date, and all filings, registrations, applications, designations and declarations required on the part of PSB prior to the Closing Date shall have been made or effected at or prior to the Closing Date.

          (e)  Attorney's Opinion.  Purchaser shall have received an opinion
               ------------------
(which may state that it is governed by and is to be interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law), dated the Effective Date, of Vedder, Price, Kaufman & Kammholz, special counsel for PSB, in substantially the form attached hereto as Exhibit A;
                                                                      ---------
provided, however, that with respect to matters involving the laws of the State of Delaware, such special counsel may rely upon an opinion (and the opinion of special counsel may recite such reliance) of Delaware counsel acceptable to PSB and its special counsel. With respect to matters involving the laws of the State of New Jersey, Purchaser shall have received an opinion (which may state that it is governed by and is to be interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law), dated the Effective Date, of Mesirov, Gelman, Jaffe, Cramer & Jamieson, special New Jersey counsel for PSB and the PSB Subsidiaries, in substantially the form attached hereto as Exhibit B.
                                                           ---------

          (f)  Satisfactory Proceedings.  All proceedings required to be taken
               ------------------------
by PSB in connection with the transactions contemplated in this Agreement shall have been taken, and all documents incidental thereto, and all legal matters shall be satisfactory in form and substance to Purchaser, which approval shall not be unreasonably withheld or unreasonably delayed, and Purchaser shall have received copies of all documents which Purchaser may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to Purchaser.

          (g)  Comfort Letter.  Purchaser shall have received on or prior to the
               --------------
Closing Date a comfort letter from KPMG Peat Marwick, independent certified public accountants for PSB, dated the Closing Date, addressed to both Purchaser and PSB, with respect to certain financial information concerning PSB and the PSB Subsidiaries, which shall be in form customary for such accountants' letters in transactions such as those contemplated by this Agreement.

          (h)  Consent to PSB Contracts.  All consents, approvals or waivers, in
               ------------------------
form and substance reasonably satisfactory to Purchaser, required to be obtained in connection with the Merger from other parties to Material Contracts to which PSB or any of the PSB Subsidiaries is a party or by which they or any of their assets or properties may be bound or committed shall have been obtained except where the failure to so obtain such consents, approvals or waivers will not have a material adverse effect on the business, operations or financial condition of PSB and the PSB Subsidiaries, taken as a whole.

          (i)  FIRPTA Affidavit.  PSB shall have delivered to Purchaser an
               ----------------
affidavit of an executive officer of PSB stating, under penalties of perjury, that PSB is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     13.  Conditions Precedent to Obligations of PSB.  The obligations of PSB to
          ------------------------------------------
effect the Merger shall be subject to the fulfillment at the Closing Date of each of the following conditions (any one or more of which may be waived by PSB, but only in writing):

          (a)  True Representations and Warranties.  All representations and
               -----------------------------------
warranties of Purchaser and Subsidiary contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, and Purchaser and Subsidiary shall have performed and satisfied in all material respects all covenants, conditions and agreements required by this Agreement to be performed and satisfied on or prior to the Closing Date, and at the Closing Date there shall be delivered to PSB certificates (dated the Closing Date and signed by the Chairman, Vice Chairman, President or Executive Vice President of each of Purchaser and Subsidiary, and stated to be to the best of their knowledge) to the foregoing effect.

          (b)  Stockholder Approval.  The Merger shall have been approved by the
               --------------------
Sole Stockholder according to the rules and regulations of the OTS and any other applicable requirements.

          (c)  Sole Stockholder Investment Committee Approval.  The Investment
               ----------------------------------------------
Committee of the Sole Stockholder shall have approved the transactions contemplated hereby within fifteen (15) days after the date hereof. For purposes of this Section 13(c) and Section 18(j) only, the Sole Stockholder agrees to be a party to this Agreement and to use its best efforts to cause its Investment Committee to meet for the purpose of considering the transactions contemplated hereby by such date as is noted in the preceding sentence.

          (d)  Attorney's Opinion.  PSB shall have received an opinion (which
               ------------------
may state that it is governed by and is to be interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law), dated the Closing Date, of Richard F. Ober, Jr., General Counsel to Purchaser and Subsidiary, in substantially the form of Exhibit C attached hereto.
                                             ---------

          (e)  Required Action.  All action required to be taken by or on the
               ---------------
part of Purchaser and Subsidiary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the respective Boards of Directors and stockholders of Purchaser and Subsidiary.

          (f)  Consents, Waivers, Et Cetera.  All consents, approvals, waivers,
               ----------------------------
exemptions, amendments and authorizations required to be obtained by Purchaser and Subsidiary prior to the Closing Date for the consummation of the Merger shall have been obtained at or prior to the Closing Date, and all filings, registrations, applications, designations and declarations required on the part of Purchaser and Subsidiary prior to the Closing Date in connection with the consummation of the Merger and such transactions shall have been made or effected at or prior to the Closing Date.

          (g)  Satisfactory Proceedings.  All proceedings required to be taken
               ------------------------
by Purchaser and Subsidiary in connection with the transactions contemplated in this Agreement shall have been taken, and all documents incidental thereto shall be satisfactory in form and substance to PSB, and PSB shall have received copies of all documents which PSB may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to PSB.

          (h)  Fairness Opinion.  Hovde Financial, Inc. ("Hovde") shall within
               ----------------
thirty (30) days of the date hereof have delivered to the Board of Directors and the Sole Stockholder of PSB an opinion to the effect that the Merger Consideration is fair to the stockholder of PSB from a financial point of view, which opinion shall be in standard industry form with respect to transactions of this nature, and which opinion shall not have been modified or withdrawn in any material respect on or prior to the Closing Date due to a determination by Hovde that such opinion was no longer valid. No such modification or withdrawal shall cause the condition precedent to PSB's obligation to effect the Merger set forth in this Section 13(h) to become unfulfilled once fulfilled, except a modification or withdrawal occurring after the occurrence of an Acquisition Event.

     14.  Further Assurances.  Subject to the terms and conditions herein
          ------------------
provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including the obtainment of all required consents, approvals, waivers, exemptions, amendments and authorizations, give all notices, and make or effect all filings, registrations, applications, designations and declarations, including, but not limited to, those described in the lists, and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser, Subsidiary or PSB will take all such necessary action.

     15.  Payment of Expenses.  Each party hereto shall pay its own fees and
          -------------------
expenses incident to preparing for, entering into, and carrying out this Agreement and the transactions contemplated hereby.

     16.  Publicity and Reports.  Purchaser and PSB shall coordinate all
          ---------------------
publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by law, or with respect to employee meetings, neither party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld. Each party shall, solely with respect to information furnished by it and except as required by law, obtain the prior consent of the other party to the form and content of such information in any application or report made to any regulatory authority, taxing authority or similar agency in each case which relates to any of the transactions contemplated by this Agreement.

     17.  Termination of Agreement.  Notwithstanding any provision to the
          ------------------------
contrary herein, and notwithstanding the fact that the Sole Stockholder may have previously approved this Agreement, this Agreement may be terminated at any time on or prior to the Effective Date:

          (a) by mutual consent of the respective Boards of Directors of PSB and Purchaser; or

          (b) (i) by the Purchaser or PSB after March 31 1995, or such later date as may be mutually agreed upon in writing by the parties;

          (ii) by the Board of Directors of either PSB or Purchaser if a material breach of a covenant made by the other shall have occurred (it being agreed that for purposes of this Section 17(b)(ii), no provision of Section 5 or 6 hereof shall be deemed a covenant except for Sections 5(b), 5(c), 5(f), 5(h), 6(m) and 6(u)) and such breach has not been cured, or is not capable of being cured, within thirty (30) days after written notice of the existence thereof shall have been given to the other party;

          (c) by the Board of Directors of PSB ten (10) days after any application or notice required to be filed by Purchaser or Subsidiary for approval of the transactions contemplated by this Agreement with applicable governmental authorities including, without limitation, any Required Consent has been denied and is not subject to further appeal or an appeal is not then being diligently pursued in good faith;

          (d) if either party shall refuse to close because, on the latest date on which the Closing must be held as determined by Section 1(b), all the conditions to its obligation to close shall not have been met (other than (i) as provided in subsections (b)(ii) or (c) above and (ii) a failure of the condition set forth at Sections 12(b) and 13(b) above due to the circumstances set forth in Section 7(b)(xii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party; or

          (e) by the Purchaser, in the event that either (i) any information supplied to Purchaser pursuant to the Post-Signing Disclosure List or (ii) any PSB Disclosure Schedule delivered subsequent to the date of this Agreement, whenever provided pursuant to Section 6(u) of this Agreement, discloses, in the case of item (i) or (ii) above, matters which Purchaser in good faith believes to be of such significance as to materially and adversely affect the business, financial condition or the results of operations of PSB and the PSB Subsidiaries on a consolidated basis, and, in the case of item (i) above, constitutes a
                         ---
breach in any material respect of any representation and warranty of PSB or any PSB Subsidiary, by giving written notice of termination to PSB within ten (10) business days after receipt of such information or the PSB Disclosure Schedules, as the case may be; provided, however, that such written notice of termination with respect to any PSB Disclosure Schedule delivered after the parties agree to a Closing Date or on the Effective Date shall be given on or prior to the Effective Date. Notwithstanding the foregoing, Purchaser shall have no right to terminate pursuant to this Section 17(e) as a result of any changes in general economic conditions or matters which affect thrift institutions generally or any change as may occur as a consequence of the transactions contemplated by this Agreement.

In the event of termination under Section 17(a), Section 17(b), Section 17(c),
Section 17(d) or Section 17(e) hereof, neither PSB, Purchaser nor Subsidiary shall have any further liability or obligation hereunder to the other or to any stockholder, director, officer or employee, agent or representative of such other party, except for the confidentiality obligations imposed by Section 10 above, but termination of this Agreement under clause (ii) of Section 17(b) shall be without prejudice to any rights or remedies any party may have arising out of any prior willful breach of any material representation, warranty, covenant or condition in this Agreement. Notwithstanding the foregoing, the Termination Fee may be due and payable to Purchaser pursuant to Section 7(b)(xii) of this Agreement as the sole and exclusive remedy for violation of the terms of such section or any other provision of this Agreement.

Notwithstanding any termination of this Agreement, (i) PSB shall indemnify and hold Purchaser harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with PSB and (ii) Purchaser shall indemnify and hold PSB harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as alleged reached with Purchaser.

     18.  Miscellaneous.
          -------------

          (a)  Binding Effect.  Neither this Agreement nor any rights, duties or
               --------------
obligations hereunder shall be assignable by PSB, Purchaser or Subsidiary, in whole or in part, and any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.

          (b)  Law Governing.  Except to the extent that the laws of the United
               -------------
States of America apply, this Agreement will be governed in all respects, including validity, interpretation and effect, by the laws of the State of New Jersey.

          (c)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts and one or more separate documents, all of which together shall constitute one and the same instrument with the same force and effect as though all of the parties had executed the same document.

          (d)  Amendment and Waiver.  No supplement, modification, waiver or
               --------------------
termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination, by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 8(d) hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the Sole Stockholder, unless such modification is submitted to a vote of the Sole Stockholder.

          (e)  Survival.  Except for the agreements contained in Sections 2, 3,
               --------
4, 5(d), 9(c), 9(e), 9(f), 10, 15, 16, 17 and 18 hereof, the respective representations, warranties, covenants and agreements of the parties hereto shall not survive the Effective Date but shall terminate as of such date and none of the parties hereto or any of their respective stockholders, officers, directors, employees or agents shall have any liability with respect thereto.

          (f)  Notices.  Any notice of communication required or permitted
               -------
hereunder shall be sufficiently given if in writing and deemed effective when
(a) delivered in person, (b) delivered by recognized overnight courier service,
(c) delivered by facsimile transmission confirmed in writing or (d) mailed by certified or registered mail, postage prepaid, as follows (except as the following information may be revised in writing by a party hereto):

          If to Purchaser, addressed to:

          UJB Financial Corp.
          Attn:  T. Joseph Semrod
          301 Carnegie Center
          P.O. Box 2066
          Princeton, NJ   08543-2066
          Telephone No.:  609-987-3300
          Facsimile No.:  609-987-3435

          With a copy addressed to:

          Richard F. Ober, Jr., Esq.
          UJB Financial Corp.
          301 Carnegie Center
          P.O. Box 2066
          Princeton, NJ   08543-2066
          Telephone No.:  609-987-3430
          Facsimile No.:  609-987-3435

          If to PSB, addressed to:

               Palisade Savings Bank, FSB
               245 Main Street
               Ridgefield Park, New Jersey 07660
               Telecopy No.: (201) 641-8324

               Attn:  Joseph S. Paparatto, President

          With copies addressed to:

               U.S. Thrift Opportunity Partners, Limited Partnership c/o E.H. Thrift Management Inc.
               225 W. Washington Street
               Suite 2200
               Chicago, Illinois  60606
               Telecopy No.: (312) 419-7151

               Attn:  Edward G. Harshfield, President

                         and

               Vedder, Price, Kaufman & Kammholz
               222 North LaSalle Street
               Suite 2600
               Chicago, Illinois  60601
               Telecopy No.: (312) 609-5005

               Attn:  Dalius F. Vasys, Esq.


          (g)  Entire Agreement.  All schedules, exhibits and lists referred to
               ----------------
in this Agreement are integral parts hereof, and this Agreement, together with the agreements contemplated herein, schedules, exhibits and related lists, constitute the entire agreement among the parties hereto with respect to the matters contained herein and therein, and supersede all prior agreements and understandings between the parties with respect thereto.

          (h)  Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i)  Extensions; Waivers and Consents.  Either party hereto, by
               --------------------------------
written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the Sole Stockholder of PSB, subject to Section 18(d) hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder, and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.

Subject to Section 18(d), no such instrument, consent or approval may modify the form or amount of consideration to be received by the Sole Stockholder of PSB.

          (j)  Representations, Warranties and Covenants of Sole Stockholder.
               -------------------------------------------------------------
The Sole Stockholder represents, warrants and covenants as follows:

          (i) It is the sole beneficial owner of 100% of the issued and outstanding capital stock of PSB (the "PSB Stock") and so owns the PSB Stock free and clear of all liens, security interests, charges, claims and encumbrances.

          (ii) Except for certain powers granted to its Investment Committee, it has sole investment and voting powers over the PSB Stock.

          (iii) It hereby waives its statutory dissenters rights with respect to the Merger and related transactions and covenants not to exercise any dissenters rights with respect to the Merger and related transactions.

          (iv) Subject to the obligations of the Sole Stockholder to act in a manner consistent with its fiduciary duty to its limited partners under applicable law, it will not sell, transfer, or otherwise dispose of or pledge, grant a security interest in or otherwise encumber the PSB Stock or any interest, tangible or intangible, therein or enter into any agreement, commitment or obligation providing for any of the foregoing or providing for any subscriptions, options, warrants, rights or exchange privileges with respect to the PSB Stock.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written, except as to Subsidiary, as noted; provided, that Subsidiary's failure to execute this Agreement shall not affect the validity or enforceability hereof.

                              UJB FINANCIAL CORP.


                              By: /s/ George J. Soltys, Jr.
                                 --------------------------------------------
                                 Its  Senior Vice President
                                    -----------------------------------------

ATTEST:

By: /s/ Dennis A. Williams
   -------------------------
   Its  Assistant Secretary
      ----------------------

                              PSB INTERIM BANK, FSB
                              as of this ____ day of ____________, 1994.

                              By:
                                 --------------------------------------------
                                 Its
                                    -----------------------------------------

ATTEST:

By:
   -------------------------
   Its
      ----------------------

                              PALISADE SAVINGS BANK, FSB

                              By: /s/ Joseph S. Paparatto
                                 --------------------------------------------
                                 Its:  President and Chief Executive Officer

ATTEST:

By: /s/ Anthony Labozzetta
   -------------------------
   Its:  Senior Vice President


                              For purposes of Sections 13(c) and 18(j) only.

                              U.S. THRIFT OPPORTUNITY PARTNERS, LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                              By:  U.S. Thrift Management Limited Partnership
                                    Its General Partner

                              By:  EH Thrift Management Inc.
                                    Its General Partner

                              By: /s/ Edward G. Harshfield
                                 --------------------------------------------
                                 Its:  President